Exhibit 99.1
Chord Energy Reports Strong Third Quarter 2024 Financial and Operating Results, $146MM of Share Repurchases and Issues 2025 – 2027 Outlook
Houston, Texas — November 6, 2024 — Chord Energy Corporation (NASDAQ: CHRD) (“Chord”, “Chord Energy” or the “Company”) today reported financial and operating results for the third quarter 2024. The results for the three and nine months ended September 30, 2024 include the results of Enerplus Corporation (“Enerplus”) for the period subsequent to May 31, 2024, unless otherwise noted.
Key Takeaways and Updates:
•Cash Flow from Operations and Adjusted Free Cash Flow exceeded expectations in 3Q24, supported by oil volumes near the high-end of guidance and capital below the low-end of guidance;
•Lowering FY24 capital guidance, while raising FY24 oil volumes guidance;
•Share repurchases increased to $146MM in 3Q24 or over 1.5% of shares outstanding;
•Third-mile productivity factor increased to 100%, reflecting full contribution from last mile; and
•Issued three-year outlook (2025 – 2027), spending $1.4B of capital annually to hold oil volumes flat.
3Q24 Operational and Financial Highlights:
•Oil volumes of 158.8 MBopd were near the high-end of guidance, reflecting strong well performance and lower downtime;
•Total volumes of 280.8 MBoepd were above the high-end of guidance;
•E&P and other CapEx of $329.2MM was below the low-end of guidance reflecting lower spending and program timing;
•Lease Operating Expense (“LOE”) of $9.56 per Boe was favorable to expectations as a result of lower maintenance and improved downtime;
•Net cash provided by operating activities was $663.2MM and net income was $225.3MM;
•Adjusted EBITDA(1) was $674.5MM and Adjusted Free Cash Flow(1) was $312.5MM; and
•Released 2023 Sustainability Report on September 30, 2024, highlighting Chord’s commitment to sustainable business operations and continuous improvement.
3Q24 Shareholder Return Highlights:
•Return of capital set at $234MM, or 75% of Adjusted Free Cash Flow(1);
•Repurchased $146MM of common stock, representing more than 90% of capital returned to shareholders after the base dividend;
•Declared a base-plus-variable cash dividend of $1.44 per share of common stock; and
•Authorized new share repurchase program totaling $750MM, replacing the existing program.
(1) Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under United States generally accepted accounting principles (“GAAP”).
“Chord’s outstanding third quarter performance reflects solid execution and strong well performance,” said Danny Brown, Chord Energy’s President and Chief Executive Officer. “Production was near the top-end of guidance, while capital was below the low-end of guidance. This strong performance supported the continued execution of Chord’s shareholder return strategy, which included a meaningful increase to share repurchases in the third quarter. Chord’s valuation is compelling, and we expect share repurchases to comprise a significant portion of future shareholder returns, especially at current prices. In addition, three-mile lateral development continues to be a key factor driving a positive rate of change through our business, and we are seeing recoveries proportional to the increased lateral length. As a result, we are updating the productivity factor of the third mile to

100%. Congratulations to the Chord team for continuing to challenge themselves to raise the bar. Your hard work is evident in our company’s success.”
Mr. Brown continued, “Since closing, the Chord team has been working diligently to integrate the Enerplus assets, drive synergy capture and enhance efficiency. I’m pleased to announce a new three-year outlook, which results in holding oil volumes flat with pro forma 2024 levels from 2025 through 2027 and annual capital expenditures of $1.4 billion per year. This outcome is a material improvement in capital efficiency and illustrates the quality and depth of our inventory. Chord is a premier Williston Basin operator with enhanced scale, significant low-cost inventory, financial strength and peer-leading shareholder returns. Chord’s durable free cash flow generation is evident in our improving capital efficiency and compelling long-term financial outlook. We remain focused on optimizing capital allocation while operating in a safe and sustainable manner.”
3Q24 Operational and Financial Update:
The following table presents select 3Q24 operational and financial data compared to guidance released on August 7, 2024:

Metric	Actual	Guidance
Oil Volumes (MBopd)	158.8	154.5 – 159.5
NGL Volumes (MBblpd)	51.7	47.3 – 48.8
Natural Gas Volumes (MMcfpd)	421.8	418.5 – 431.5
Total Volumes (MBoepd)	280.8	271.5 – 280.2
E&P & Other CapEx ($MM)	$329.2	$335 – $365
Oil Discount to WTI ($/Bbl)	$(1.51)	$(2.25) – $(0.25)
NGL Realization (% of WTI)	8%	8% – 18%
Natural Gas Realization (% of Henry Hub)	20%	35% – 45%
LOE ($/Boe)	$9.56	$9.35 – $10.35
Cash GPT ($/Boe)(1)	$2.91	$2.65 – $3.25
Cash G&A ($MM)(1)	$27.9	$29.0 – $31.0
Production Taxes (% of Oil, NGL and Natural Gas Sales)	9.0%	8.3% – 8.7%
Cash Interest ($MM)(1)	$19.8	$16.0 – $18.0
Cash Tax (% of Adjusted EBITDA)(2)	2%	6% – 12%
___________________
(1)Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under GAAP.
(2)Guidance range based on NYMEX WTI between $70/Bbl – $90/Bbl.
Chord had 46 gross (36.0 net) operated turn-in-line (“TIL”) wells in 3Q24.
During the three months ended September 30, 2024, net cash provided by operating activities was $663.2MM and net income was $225.3MM ($3.59/diluted share). Adjusted EBITDA was $674.5MM, Adjusted Free Cash Flow was $312.5MM and Adjusted Net Income was $212.8MM ($3.40/diluted share). Adjusted EBITDA, Adjusted Free Cash Flow and Adjusted Net Income are non-GAAP financial measures. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under GAAP.
Return of Capital:
Chord declared a base-plus-variable cash dividend of $1.44 per share of common stock, including a base dividend of $1.25 per share of common stock and a variable dividend of $0.19 per share of common stock. The dividends will be payable on December 12, 2024 to shareholders of record as of November 27, 2024. Details regarding the calculation of the variable dividend can be found in the Company’s most recent investor presentation located on its website at https://ir.chordenergy.com/presentations.

During 3Q24, the Company repurchased 951,417 shares of common stock at a weighted average price of $153.50 per share totaling $146.0MM. Share repurchases represented more than 90% of shareholder returns after the base dividend in 3Q24. Chord’s Board of Directors has authorized a new share repurchase program totaling $750MM, which replaces the existing program which had approximately $445MM remaining at September 30, 2024.

Acquisition and Divestiture:
During 3Q24, Chord entered into a definitive agreement to divest its entire position in the DJ Basin. On October 25, 2024, Chord completed the sale of the DJ Basin assets and received net proceeds (after customary purchase price adjustments) of $36.1MM. Chord expects to use the net proceeds from the DJ Basin divestiture to fund recent acquisitions and repurchase shares of common stock in 4Q24.
Additionally, during 3Q24, Chord entered into agreements to acquire additional working interests in operated assets in the Williston Basin for total cash consideration of $7.0MM, which was funded with cash on hand. The net volume impact of these portfolio changes is expected to reduce 4Q24 oil volumes by approximately 0.4 MBopd.
2025 – 2027 Outlook:
Chord expects to spend $1.4B of capital per year for each of the next three years (2025 – 2027) to maintain flat pro forma FY24 oil volumes of 152 MBopd – 153 MBopd. Chord’s three-year outlook reflects the improving capital efficiency of its program, supported by high-quality inventory, enhanced operational efficiencies and over $200MM of synergies from the combination with Enerplus.
Updated 2024 Outlook:
Chord is updating its FY24 guidance to reflect 3Q24 results and its 4Q24 outlook. Chord expects to generate approximately $2.7B of Adjusted EBITDA and $1.1B of Adjusted Free Cash Flow on a pro forma basis in FY24, with a reinvestment rate less than 60%. Chord’s updated outlook reflects actual pricing for 1Q24 – 3Q24 and $70/Bbl WTI and $2.50/MMBtu Henry Hub for 4Q24.
•Full year oil volumes updated to account for strong 3Q24 performance and the latest 4Q24 outlook, which includes the impact of October wildfires and recent A&D activity. Pro forma FY24 midpoint oil volumes of 152.7 MBopd increased 0.6 MBopd from August guidance (including the impact of A&D), representing the second increase in oil guidance this year;
•FY24 pro forma capital guidance reduced $10MM to $1.48B, reflecting program efficiencies and lower spending. 4Q24 capital reflects program timing and some deferred spending from 3Q24;
•Full year natural gas and NGL volumes adjusted to reflect latest estimates on volume mix and activity deferrals in the Marcellus shale;
•Lowering 4Q24 oil differentials to reflect continued pricing improvement in the Williston Basin. Adjusting 4Q24 natural gas and NGL realizations to reflect current market conditions;
•Lowering FY24 LOE to reflect better than expected 3Q24 performance and improved 4Q24 outlook;
•Increasing production tax estimate to account for higher oil sales and lower gas prices; and
•Lowering cash tax guidance to reflect the acceleration of certain deferred tax benefits.
In early October, wildfires spread in select areas of North Dakota. There were no injuries to Chord staff; however, the broader community suffered two fatalities and various homes and infrastructure were damaged. During the fires, Chord coordinated with authorities to proactively shut in certain sites and facilities. The impact of these curtailments reduced 4Q24 oil volumes by approximately 0.9 MBopd and is reflected in Chord’s 4Q24 guidance below.

The following table presents select operational and financial guidance for 4Q24 and FY24:

Metric	4Q24 Guidance	FY24 Guidance(1)
Oil Volumes (MBopd)	149.5 – 154.5	152.0 – 153.3
NGL Volumes (MBblpd)	46.1 – 47.6	47.7 – 48.1
Natural Gas Volumes (MMcfpd)	395.5 – 408.5	407.6 – 410.9
Total Volumes (MBoepd)	261.5 – 270.1	267.6 – 269.8
E&P & Other CapEx ($MM)	$315 – $355	$1,460 – $1,500
Oil Discount to WTI ($/Bbl)	$(2.00) – $0.00	$(1.75) – $(1.25)
NGL Realization (% of WTI)	5% – 15%	9% – 11%
Natural Gas Realization (% of Henry Hub)	25% – 35%	34% – 36%
LOE ($/Boe)	$9.25 – $10.25	$9.38 – $9.63
Cash GPT ($/Boe)(2)	$2.60 – $3.20	$3.11 – $3.25
Cash G&A ($MM)(2)	$29.0 – $31.0	$116.2 – $118.2
Production Taxes (% of Oil, NGL and Natural Gas Sales)	8.7% – 9.1%	8.8% – 8.9%
Cash Interest ($MM)(2)	$18.0 – $20.0	$62.7 – $64.7
Cash Tax (% of Adjusted EBITDA)(3)	0% – 5%	2% – 4%
___________________
(1)Includes the results of Enerplus for the full-year.
(2)Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measure under GAAP.
(3)4Q24 cash tax guidance reflects WTI prices between $60/Bbl – $80/Bbl. FY24 cash tax guidance range reflects actual prices for 1Q24 – 3Q24 and $60/Bbl – $80/Bbl in 4Q24.
Select Operational and Financial Data:
The following table presents select operational and financial data for the periods presented:

	3Q24	2Q24	3Q23
Production data:
Crude oil (MBopd)	158.8	118.1	101.4
NGLs (MBblpd)	51.7	40.5	36.0
Natural gas (MMcfpd)	421.8	291.5	231.7
Total production (MBoepd)	280.8	207.2	176.0
Percent crude oil	56.6%	57.0%	57.6%
Average sales prices:
Crude oil, without realized derivatives ($/Bbl)	$73.51	$78.89	$83.22
Differential to NYMEX WTI ($/Bbl)	(1.51)	(1.71)	0.69
Crude oil, with realized derivatives ($/Bbl)	73.58	78.53	76.45
Crude oil realized derivatives ($MM)	(1.0)	(3.9)	(63.1)
NGL, without realized derivatives ($/Bbl)	6.31	9.99	12.38
NGL, with realized derivatives ($/Bbl)	6.31	9.99	12.38
Natural gas, without realized derivatives ($/Mcf)	0.44	0.67	1.11
Natural gas, with realized derivatives ($/Mcf)	0.44	0.67	1.11

	3Q24	2Q24	3Q23
Selected financial data ($MM):
Revenues:
Crude oil revenues	$1,073.9	$848.1	$776.0
NGL revenues	30.0	36.8	41.0
Natural gas revenues	17.1	17.8	23.6
Total oil, NGL and natural gas revenues	$1,121.0	$902.7	$840.6
Cash flows:
Net cash provided by operating activities:	$663.2	$460.9	$399.5
Non-GAAP financial measures(1):
Adjusted EBITDA	$674.5	$567.9	$469.1
Adjusted Free Cash Flow(2)	312.5	216.1	207.4
Adjusted Net Income	212.8	234.9	220.2
Select operating expenses:
LOE	$247.1	$176.6	$177.1
Gathering, processing and transportation expenses (“GPT”)	77.4	63.1	52.3
Production taxes	101.0	79.5	72.5
Depreciation, depletion and amortization	360.2	227.9	160.3
Total select operating expenses	$785.7	$547.1	$462.2
Earnings per share:
Basic earnings per share	$3.63	$4.36	$5.01
Diluted earnings per share	3.59	4.25	4.77
Adjusted diluted earnings per share (Non-GAAP)(1)	3.40	4.69	5.04
___________________
(1)Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under GAAP.
(2)2Q24 Adjusted Free Cash Flow includes $16.1MM of capital incurred related to divested non-operated assets that was reimbursed.
For the three months ended September 30, 2024, Marcellus natural gas volumes and realized natural gas prices were 114.2 MMcfpd and $1.32/Mcf, respectively. For the nine months ended September 30, 2024 (including a full-year of Enerplus), Marcellus natural gas volumes and realized natural gas prices were 116.1 MMcfpd and $1.69/Mcf, respectively.
Capital Expenditures:
The following table presents the Company’s total capital expenditures (“CapEx”) by category for the periods presented:

	1Q24	2Q24	3Q24	YTD24
CapEx ($MM):
E&P	$257.7	$312.9	$328.4	$899.0
Other	—	1.4	0.8	2.2
Total E&P and other CapEx(1)	257.7	314.3	329.2	901.2
Capitalized interest	0.7	1.2	1.8	3.7
Acquisitions	—	6.6	7.0	13.6
Total CapEx	$258.4	$322.1	$338.0	$918.5
___________________
(1)YTD24 includes $20.0MM of capital incurred related to divested non-operated assets that was reimbursed.

Balance Sheet and Liquidity:
The following table presents key balance sheet data and liquidity metrics as of September 30, 2024 (in millions):

September 30, 2024
Revolving credit facility(1)	$1,500.0

Revolver borrowings	$470.0
Senior notes	400.0
Total debt	$870.0

Cash and cash equivalents	$52.1
Letters of credit	30.7
Liquidity	1,051.4
___________________
(1)$3.0B borrowing base and $1.5B of elected commitments.

Contact:
Chord Energy Corporation
Bob Bakanauskas, Vice President, Investor Relations
(281) 404-9600
ir@chordenergy.com
Conference Call Information
Investors, analysts and other interested parties are invited to listen to the webcast:

Date:	Thursday, November 7, 2024
Time:	10:00 a.m. Central
Live Webcast:	https://app.webinar.net/gzDdGodB7jl
To join the conference call by phone without operator assistance (including sell-side analysts wishing to ask a question), you may register and enter your phone number at https://emportal.ink/4d3v1Mb to receive an instant automated call back and be immediately placed into the call.
You may also use the following dial-in information to join the conference call by phone with operator assistance:

Dial-in:	1-800-836-8184
Intl. Dial-in:	1-646-357-8785
Conference ID:	63394
A recording of the conference call will be available beginning at 1:00 p.m. Central on the day of the call and will be available until Thursday, November 14, 2024 by dialing:

Replay dial-in:	1-888-660-6345
Intl. replay:	1-646-517-4150
Replay access:	63394 #
The call will also be available for replay for approximately 30 days at https://www.chordenergy.com
Forward-Looking Statements and Cautionary Statements
Certain statements in this press release, other than statements of historical facts, that address activities, events or developments that Chord expects, believes or anticipates will or may occur in the future, including any statements regarding the benefits and synergies of the Enerplus combination, future opportunities for Chord, future financial performance and condition, guidance and statements regarding Chord’s expectations, beliefs, plans, financial condition, objectives, assumptions or future events or performance are forward-looking statements based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely,” “plan,” “positioned,” “strategy” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. Specific forward-looking statements include statements regarding Chord’s plans and expectations with respect to the return of capital plan, production levels and reinvestment rates, anticipated financial and operating results and other guidance and the effects, benefits and synergies of the Enerplus combination. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995.
These statements are based on certain assumptions made by Chord based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Chord, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, the ultimate results of integrating the operations of Chord, the effects of the Enerplus combination on Chord, including Chord’s future financial condition, results of operations, strategy and plans, the ability of Chord to realize the anticipated benefits or synergies of the Enerplus combination in the timeframe expected or at all, changes in crude oil, NGL and natural gas prices, war between Russia and Ukraine as well as was between Israel and Hamas and the potential for escalation of hostilities across the surrounding countries in the Middle East and their effect on commodity prices, changes in general economic and geopolitical conditions, including as a result of the 2024 U.S. presidential election, inflation rates and the impact of associated monetary policy responses, including increased interest rates, developments in the global economy, the impact of pandemics such as COVID-19, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as Chord’s ability to access them, the proximity to and capacity of transportation facilities, the availability of midstream service providers, uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting Chord’s business and other important factors that could cause actual results to differ materially from those projected as described in Chord’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”).
Any forward-looking statement speaks only as of the date on which such statement is made and Chord undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements. Additional information concerning other risk factors is also contained in Chord’s most recently filed Annual Report on Form 10-K for the year ended December 31, 2023, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other SEC filings.
About Chord Energy
Chord Energy Corporation is an independent exploration and production company with quality and sustainable long-lived assets primarily in the Williston Basin. The Company is uniquely positioned with a best-in-class balance sheet and is focused on rigorous capital discipline and generating free cash flow by operating efficiently, safely and responsibly to develop its unconventional onshore oil-rich resources in the continental United States. For more information, please visit the Company’s website at www.chordenergy.com.

Comparability of Financial Statements
The results reported for the three and nine months ended September 30, 2024 reflect the consolidated results of Chord, including combined operations with Enerplus beginning on May 31, 2024 and the 2023 acquisition of acreage in the Williston Basin, while the results reported for the three and nine months ended September 30, 2023 reflect the consolidated results of Chord, including the 2023 acquisition of acreage in the Williston Basin beginning on June 30, 2023 and excluding the impact from the business combination with Enerplus, unless otherwise noted.

Chord Energy Corporation
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except share data)

	September 30, 2024	December 31, 2023

ASSETS
Current assets
Cash and cash equivalents	$52,050	$317,998
Accounts receivable, net	1,294,597	943,114
Inventory	77,460	72,565
Prepaid expenses	31,703	42,450
Derivative instruments	55,667	37,369
Other current assets	2,061	11,055
Current assets held for sale	38,598	—
Total current assets	1,552,136	1,424,551
Property, plant and equipment
Oil and gas properties (successful efforts method)	12,434,669	6,320,243
Other property and equipment	58,082	49,051
Less: accumulated depreciation, depletion and amortization	(1,797,305)	(1,054,616)
Total property, plant and equipment, net	10,695,446	5,314,678
Derivative instruments	30,987	22,526
Investment in unconsolidated affiliate	116,504	100,172
Long-term inventory	25,861	22,936
Operating right-of-use assets	48,653	21,343
Goodwill	539,793	—
Other assets	24,783	19,944
Total assets	$13,034,163	$6,926,150

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$68,386	$34,453
Revenues and production taxes payable	769,540	604,704
Accrued liabilities	738,991	493,381
Accrued interest payable	11,839	2,157
Derivative instruments	3	14,209
Advances from joint interest partners	2,434	2,381
Current operating lease liabilities	40,138	13,258
Other current liabilities	27,704	916
Current liabilities held for sale	2,745	—
Total current liabilities	1,661,780	1,165,459
Long-term debt	867,173	395,902
Deferred tax liabilities	1,421,403	95,322
Asset retirement obligations	279,892	155,040
Derivative instruments	45	717
Operating lease liabilities	21,065	18,667
Other liabilities	5,891	18,419
Total liabilities	4,257,249	1,849,526
Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value: 240,000,000 shares authorized, 66,772,383 shares issued and 61,479,508 shares outstanding at September 30, 2024; and 120,000,000 shares authorized, 45,032,537 shares issued and 41,249,658 shares outstanding at December 31, 2023	671	456
Treasury stock, at cost: 5,292,875 shares at September 30, 2024 and 3,782,879 shares at December 31, 2023	(732,263)	(493,289)
Additional paid-in capital	7,329,177	3,608,819
Retained earnings	2,179,329	1,960,638
Total stockholders’ equity	8,776,914	5,076,624
Total liabilities and stockholders’ equity	$13,034,163	$6,926,150

Chord Energy Corporation
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Revenues
Oil, NGL and gas revenues	$1,121,012	$840,625	$2,771,841	$2,302,251
Purchased oil and gas sales	329,455	282,743	1,024,567	629,705
Total revenues	1,450,467	1,123,368	3,796,408	2,931,956
Operating expenses
Lease operating expenses	247,055	177,115	582,908	489,077
Gathering, processing and transportation expenses	77,353	52,294	194,467	132,706
Purchased oil and gas expenses	329,622	281,615	1,021,739	627,433
Production taxes	100,973	72,485	244,410	191,490
Depreciation, depletion and amortization	360,214	160,293	757,036	431,131
General and administrative expenses	52,115	26,117	159,904	100,775
Exploration and impairment	7,269	1,611	14,908	33,257
Total operating expenses	1,174,601	771,530	2,975,372	2,005,869
Gain (loss) on sale of assets, net	(2,973)	899	13,814	3,739
Operating income	272,893	352,737	834,850	929,826
Other income (expense)
Net gain (loss) on derivative instruments	52,721	(85,205)	29,753	11,247
Net gain from investment in unconsolidated affiliate	1,089	13,512	23,246	21,421
Interest expense, net of capitalized interest	(19,146)	(7,923)	(38,946)	(22,286)
Other income (expense)	(2,657)	1,651	4,253	9,137
Total other income (expense), net	32,007	(77,965)	18,306	19,519
Income before income taxes	304,900	274,772	853,156	949,345
Income tax expense	(79,584)	(65,696)	(215,126)	(227,199)
Net income	$225,316	$209,076	$638,030	$722,146
Earnings per share:
Basic	$3.63	$5.01	$12.61	$17.28
Diluted	$3.59	$4.77	$12.34	$16.54
Weighted average shares outstanding:
Basic	61,802	41,563	50,388	41,670
Diluted	62,629	43,662	51,507	43,527

Chord Energy Corporation
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Nine Months Ended September 30,
	2024	2023

Cash flows from operating activities:
Net income	$638,030	$722,146
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	757,036	431,131
Gain on sale of assets	(13,814)	(3,739)
Impairment	9,838	28,964
Deferred income taxes	146,882	176,678
Net gain on derivative instruments	(29,753)	(11,247)
Net gain from investment in unconsolidated affiliate	(23,246)	(21,421)
Equity-based compensation expenses	16,053	37,260
Deferred financing costs amortization and other	6,407	1,072
Working capital and other changes:
Change in accounts receivable, net	(19,112)	(258,175)
Change in inventory	(6,937)	(4,945)
Change in prepaid expenses	8,090	430
Change in accounts payable, interest payable and accrued liabilities	70,538	135,880
Change in other assets and liabilities, net	(29,240)	42,483
Net cash provided by operating activities	1,530,772	1,276,517
Cash flows from investing activities:
Capital expenditures	(877,381)	(642,584)
Acquisitions, net of cash acquired	(652,672)	(361,609)
Proceeds from divestitures	21,788	46,002
Derivative settlements	(17,760)	(203,238)
Proceeds from sale of investment in unconsolidated affiliate	—	40,612
Contingent consideration received	25,000	—
Distributions from investment in unconsolidated affiliate	6,914	8,499
Net cash used in investing activities	(1,494,111)	(1,112,318)
Cash flows from financing activities:
Proceeds from revolving credit facilities	2,250,000	135,000
Principal payments on revolving credit facilities	(1,780,000)	(135,000)
Cash paid to settle Enerplus senior notes	(63,000)	—
Deferred financing costs	(3,313)	—
Repurchases of common stock	(239,804)	(157,122)
Tax withholding on vesting of equity-based awards	(57,979)	(13,823)
Chord dividends paid	(437,725)	(394,652)
Payments on finance lease liabilities	(1,242)	(1,398)
Proceeds from warrants exercised	30,454	74,611
Net cash used in financing activities	(302,609)	(492,384)
Decrease in cash and cash equivalents	(265,948)	(328,185)
Cash and cash equivalents:
Beginning of period	317,998	593,151
End of period	$52,050	$264,966

Supplemental non-cash transactions(1):
Change in accrued capital expenditures	$42,306	$77,091
Change in asset retirement obligations	3,869	1,057
Dividends payable	20,572	36,044
___________________
(1)Amounts exclude non-cash consideration transferred and balances acquired on May 31, 2024 in respect of the arrangement with Enerplus.

Non-GAAP Financial Measures
The following are non-GAAP financial measures not prepared in accordance with GAAP that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company believes that the foregoing are useful supplemental measures that provide an indication of the results generated by the Company’s principal business activities. However, these measures are not recognized by GAAP and do not have a standardized meaning prescribed by GAAP. Therefore, these measures may not be comparable to similar measures provided by other issuers. From time to time, the Company provides forward-looking forecasts of these measures; however, the Company is unable to provide a quantitative reconciliation of the forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures because management cannot reliably quantify certain of the necessary components of such forward-looking GAAP measures. The reconciling items in future periods could be significant. To see how the Company reconciles its historical presentations of these non-GAAP financial measures to the most directly comparable GAAP measures, please visit the Investors—Documents & Disclosures—Non-GAAP Reconciliation page on the Company’s website at https://ir.chordenergy.com/non-gaap.
Cash GPT
The Company defines Cash GPT as total GPT expenses less non-cash valuation charges on pipeline imbalances and non-cash mark-to-market adjustments on transportation contracts accounted for as derivative instruments. Cash GPT is not a measure of GPT expenses as determined by GAAP. Management believes that the presentation of Cash GPT provides useful additional information to investors and analysts to assess the cash costs incurred to market and transport the Company’s commodities from the wellhead to delivery points for sale without regard to the change in value of its pipeline imbalances, which vary monthly based on commodity prices, and without regard to the non-cash mark-to-market adjustments on transportation contracts classified as derivative instruments.
The following table presents a reconciliation of the GAAP financial measure of GPT expenses to the non-GAAP financial measure of Cash GPT for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

	(In thousands)
GPT	$77,353	$52,294	$194,467	$132,706
Pipeline imbalances	(2,114)	234	(2,796)	(7,902)
Gain (loss) on derivative transportation contracts(1)	—	(1,432)	(5,877)	16,847
Cash GPT	$75,239	$51,096	$185,794	$141,651
___________________
(1)The Company had buy/sell transportation contracts that qualified as derivatives. The changes in the fair value of these contracts was recorded to GPT expense. As of June 30, 2024, the term of all remaining contracts expired.

Cash G&A
The Company defines Cash G&A as total G&A expenses less G&A expenses directly attributable to certain merger and acquisition activity, non-cash equity-based compensation expenses and other non-cash charges. Cash G&A is not a measure of G&A expenses as determined by GAAP. Management believes that the presentation of Cash G&A provides useful additional information to investors and analysts to assess the Company’s operating costs in comparison to peers without regard to the aforementioned charges, which can vary substantially from company to company.
The following table presents a reconciliation of the GAAP financial measure of G&A expenses to the non-GAAP financial measure of Cash G&A for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

	(In thousands)
General and administrative expenses	$52,115	$26,117	$159,904	$100,775
Merger costs(1)	(17,503)	—	(80,297)	(9,701)
Equity-based compensation expenses	(5,918)	(10,082)	(16,053)	(37,260)
Other non-cash adjustments	(829)	(2,292)	633	(4,165)
Cash G&A	$27,865	$13,743	$64,187	$49,649
___________________
(1)Includes costs directly attributable to the arrangement with Enerplus for the three and nine months ended September 30, 2024 and the costs directly attributable to the merger of equals with Whiting Petroleum Corporation (“Whiting”) for the nine months ended September 30, 2023.
Cash Interest
The Company defines Cash Interest as interest expense plus capitalized interest less amortization and write-offs of deferred financing costs. Cash Interest is not a measure of interest expense as determined by GAAP. Management believes that the presentation of Cash Interest provides useful additional information to investors and analysts for assessing the interest charges incurred on the Company’s debt to finance its operating activities and the Company’s ability to maintain compliance with its debt covenants.
The following table presents a reconciliation of the GAAP financial measure of interest expense to the non-GAAP financial measure of Cash Interest for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

	(In thousands)
Interest expense	$19,146	$7,923	$38,946	$22,286
Capitalized interest	1,839	857	3,707	3,601
Amortization of deferred financing costs	(1,140)	(1,224)	(3,398)	(3,633)
Cash Interest	$19,845	$7,556	$39,255	$22,254
Adjusted EBITDA and Adjusted Free Cash Flow
The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, depletion and amortization (“DD&A”), merger costs, exploration expenses, impairment expenses and other similar non-cash or non-recurring charges. The Company defines Adjusted Free Cash Flow as Adjusted EBITDA less Cash Interest and E&P and other capital expenditures (excluding capitalized interest and acquisition capital).
Adjusted EBITDA and Adjusted Free Cash Flow are not measures of net income or cash flows from operating activities as determined by GAAP. Management believes that the presentation of Adjusted EBITDA and Adjusted Free Cash Flow provides useful additional information to investors and analysts for assessing the Company’s results of operations, financial performance, ability to generate cash from its business operations without regard to its financing methods or capital structure and the Company’s ability to maintain compliance with its debt covenants.

The following table presents reconciliations of the GAAP financial measures of net income and net cash provided by operating activities to the non-GAAP financial measures of Adjusted EBITDA and Adjusted Free Cash Flow for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

	(In thousands)
Net income	$225,316	$209,076	$638,030	$722,146
Interest expense, net of capitalized interest	19,146	7,923	38,946	22,286
Income tax expense	79,584	65,696	215,126	227,199
Depreciation, depletion and amortization	360,214	160,293	757,036	431,131
Merger costs(1)	17,503	—	80,297	9,701
Exploration and impairment expenses	7,269	1,611	14,908	33,257
(Gain) loss on sale of assets	2,973	(899)	(13,814)	(3,739)
Net (gain) loss on derivative instruments	(52,721)	85,205	(29,753)	(11,247)
Realized gain (loss) on commodity price derivative contracts	953	(63,131)	(4,305)	(206,229)
Net gain from investment in unconsolidated affiliate	(1,089)	(13,512)	(23,246)	(21,421)
Distributions from investment in unconsolidated affiliate	2,323	2,515	6,914	8,499
Equity-based compensation expenses	5,918	10,082	16,053	37,260
Other non-cash adjustments	7,118	4,246	11,018	(1,813)
Adjusted EBITDA	674,507	469,105	1,707,210	1,247,030
Cash Interest	(19,845)	(7,556)	(39,255)	(22,254)
E&P and other capital expenditures	(329,187)	(254,183)	(901,245)	(713,491)
Cash taxes paid	(13,000)	—	(38,500)	—
Adjusted Free Cash Flow	$312,475	$207,366	$728,210	$511,285

Net cash provided by operating activities	$663,198	$399,470	$1,530,772	$1,276,517
Changes in working capital	(41,416)	86,704	(23,339)	84,328
Interest expense, net of capitalized interest	19,146	7,923	38,946	22,286
Current income tax expense	3,401	34,874	68,243	50,521
Merger costs(1)	17,503	—	80,297	9,701
Exploration expenses	1,345	1,611	5,071	4,292
Realized gain (loss) on commodity price derivative contracts	953	(63,131)	(4,305)	(206,229)
Distributions from investment in unconsolidated affiliate	2,323	2,515	6,914	8,499
Deferred financing costs amortization and other	936	(5,107)	(6,407)	(1,072)
Other non-cash adjustments	7,118	4,246	11,018	(1,813)
Adjusted EBITDA	674,507	469,105	1,707,210	1,247,030
Cash Interest	(19,845)	(7,556)	(39,255)	(22,254)
E&P and other capital expenditures(2)	(329,187)	(254,183)	(901,245)	(713,491)
Cash taxes paid	(13,000)	—	(38,500)	—
Adjusted Free Cash Flow	$312,475	$207,366	$728,210	$511,285
___________________
(1)Includes costs directly attributable to the arrangement with Enerplus for the three and nine months ended September 30, 2024 and the costs directly attributable to the merger of equals with Whiting for the nine months ended September 30, 2023.
(2)The nine months ended September 30, 2024 includes approximately $20.0MM of capital incurred related to divested non-operated assets that was reimbursed.

Adjusted Net Income and Adjusted Diluted Earnings Per Share
Adjusted Net Income and Adjusted Diluted Earnings Per Share are supplemental non-GAAP financial measures that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted Net Income as net income after adjusting for (1) the impact of certain non-cash items, including non-cash changes in the fair value of derivative instruments, non-cash changes in the fair value of the Company’s investment in an unconsolidated affiliate, impairment and other similar non-cash charges, (2) merger costs and (3) the impact of taxes based on the Company’s effective tax rate applicable to those adjusting items in the same period. Adjusted Net Income is not a measure of net income as determined by GAAP.
The Company calculates earnings per share under the two-class method in accordance with GAAP. The two-class method is an earnings allocation formula that computes earnings per share for each class of common stock and participating security according to dividends declared (or accumulated) and participation rights in undistributed earnings. Adjusted Diluted Earnings Per Share is calculated as (i) Adjusted Net Income (ii) less distributed and undistributed earnings allocated to participating securities (iii) divided by the weighted average number of diluted shares outstanding for the periods presented.
The following table presents reconciliations of the GAAP financial measure of net income to the non-GAAP financial measure of Adjusted Net Income and the GAAP financial measure of diluted earnings per share to the non-GAAP financial measure of Adjusted Diluted Earnings Per Share for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

	(In thousands)
Net income	$225,316	$209,076	$638,030	$722,146
Net (gain) loss on derivative instruments	(52,721)	85,205	(29,753)	(11,247)
Realized gain (loss) on commodity price derivative contracts	953	(63,131)	(4,305)	(206,229)
Net gain from investment in unconsolidated affiliate	(1,089)	(13,512)	(23,246)	(21,421)
Distributions from investment in unconsolidated affiliate	2,323	2,515	6,914	8,499
Impairment	5,919	—	9,838	28,964
Merger costs(1)	17,503	—	80,297	9,701
(Gain) loss on sale of assets	2,973	(899)	(13,814)	(3,739)
Amortization of deferred financing costs	1,140	1,224	3,398	3,633
Other non-cash adjustments	7,118	4,246	11,018	(1,813)
Tax impact(2)	4,145	(3,742)	(9,802)	46,270
Adjusted net income	213,580	220,982	668,575	574,764
Distributed and undistributed earnings allocated to participating securities	(734)	(817)	(2,681)	(1,674)
Adjusted net income attributable to common stockholders	$212,846	$220,165	$665,894	$573,090

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

	(In thousands, except per share data)
Diluted earnings per share	$3.60	$4.79	$12.39	$16.59
Net (gain) loss on derivative instruments	(0.84)	1.95	(0.58)	(0.26)
Realized gain (loss) on commodity price derivative contracts	0.02	(1.45)	(0.08)	(4.74)
Net gain from investment in unconsolidated affiliate	(0.02)	(0.31)	(0.45)	(0.49)
Distributions from investment in unconsolidated affiliate	0.04	0.06	0.13	0.20
Impairment	0.09	—	0.19	0.67
Merger costs(1)	0.28	—	1.56	0.22
(Gain) loss on sale of assets	0.05	(0.02)	(0.27)	(0.09)
Amortization of deferred financing costs	0.02	0.03	0.07	0.08
Other non-cash adjustments	0.11	0.10	0.21	(0.04)
Tax impact(2)	0.06	(0.09)	(0.19)	1.06
Adjusted Diluted Earnings Per Share	3.41	5.06	12.98	13.20
Less: Distributed and undistributed earnings allocated to participating securities	(0.01)	(0.02)	(0.05)	(0.04)
Adjusted Diluted Earnings Per Share	$3.40	$5.04	$12.93	$13.16

Diluted weighted average shares outstanding	62,629	43,662	51,507	43,527

Effective tax rate applicable to adjustment items(2)	26.1%	23.9%	25.2%	23.9%
_____________________
(1)Includes costs directly attributable to the arrangement with Enerplus for the three and nine months ended September 30, 2024 and the costs directly attributable to the merger of equals with Whiting for the nine months ended September 30, 2023.
(2)The tax impact is computed utilizing the Company’s effective tax rate applicable to the adjustments for certain non-cash and non-recurring items.